UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2022
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01 Other Events.

On May 6, 2022, a jury in the U.S. District Court for the District of Delaware rendered a verdict that Illumina, Inc. (the “Company”) willfully infringed U.S. Patent Nos. 9,222,132 and 10,662,473 owned by Complete Genomics, Inc. (“CGI”), and awarded approximately $334 million to CGI in past damages. The jury also invalidated three patents owned by the Company, namely, U.S. Patent Nos. 9,217,178; 9,303,290; and 9,970,055. The Company disagrees with the jury’s verdict and intends to vigorously defend the action, including filing all appropriate appeals. If our appeals are unsuccessful, we could be required to pay interest on the judgment and an ongoing royalty at a rate to be determined by the court until the patents expire in January 2029. In addition, although CGI may seek an injunction, we do not believe there is a reasonable basis for the court to grant one.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	May 6, 2022	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
General Counsel and Secretary